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                                                                    EXHIBIT 23.1



                          Independent Auditors' Consent


The Board of Directors
NWQ Investment Management Company:

We consent to the incorporation by reference in the registration statements (No. 33-48106 and 33-36996) on Form S-8 of The John Nuveen Company of our report dated February 15, 2002, with respect to the balance sheet of NWQ Investment Management Company as of December 31, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001, which report appears in the Form 8-K of The John Nuveen Company dated August 1, 2002.

                                  /s/ KPMG LLP




Boston, Massachusetts
August 12, 2002